Exhibit 99.1

Iconix Reports Financial Results for the First Quarter 2021

NEW YORK, May 13, 2021 /Globe Newswire/ -

•	Total revenue of $23.6 million compared to $28.0 million in the prior year quarter.
•	GAAP Operating Income $25.3 million as compared to a loss of $4.9 million in the prior year quarter.
•	Adjusted EBITDA of $11.9 million, compared to $11.6 million in the prior year quarter.
•	Continued to improve cost structure, decreasing SG&A expenses by 24% from prior year quarter.
•	Signed 93 license agreements during 2021, representing $47 million of aggregate minimum royalties over the life of these contracts.

Iconix Brand Group, Inc. (Nasdaq: ICON) ("Iconix" or the "Company") today reported financial results for the first quarter ended March 31, 2021.

Bob Galvin, CEO commented, “While we and our licensees continue to deal with many pandemic-related challenges, we have continued to focus on realizing the opportunity that exists for our brands through building our pipeline of future business.  By doing so, we have had a very strong start to the year.  Year to date, we have signed 93 license agreements representing $47 million of aggregate minimum royalties over the life of these contracts.  This represents a 127% increase in the numbers of deals signed versus last year to date and a 98% increase in the amount of minimum royalties.  This performance is due to the continued dedication and hard work of our team.”

First Quarter 2021 Financial Results (unaudited)

GAAP Revenue by Segment

(000’s)

	For the Three Months Ended March 31,
	2021	2020
Licensing revenue:
Women's	$3,806	$6,478
Men's	5,612	6,757
Home	2,466	3,162
International	11,750	11,554
	$23,634	$27,951

For the first quarter of 2021, total revenue was $23.6 million, a 15% decline, compared to $28.0 million in the first quarter of 2020. The 41% decrease in revenue in our Women’s segment was principally as a result of a decrease in licensing revenue from our Mudd, Candies and Joe Boxer brands partially offset by an increase in our Danskin brand. Revenue from the Men’s segment decreased 17% mainly due to a decrease in licensing revenue from our Buffalo brand. Sales in our Home segment decreased by 22% principally due to a decrease in licensing revenue from our Fieldcrest brand. Our International segment revenue improved 2% mainly due to an increase in licensing revenue in Europe.

SG&A Expenses:

Total SG&A expenses in the first quarter of 2021 were $13.1 million, a 24% decline compared to $17.2 million in the first quarter of 2020. The decline for the quarter was primarily driven by a decrease in bad debt expense.

Gain on Sale of Trademarks:

The gain on sale of trademarks in the first quarter of 2021 was $15.0 million, compared to zero in the first quarter of 2020. The gain for the quarter was a result of the sale of the Lee Cooper trademark in China.

Exhibit 99.1

Trademark Impairment:

Trademark Impairment in the first quarter of 2021 was zero compared to $13.7 million in first quarter of 2020, which was primarily based on the impact of the COVID-19 pandemic on the current and estimated future cash flows on the fair value of the Rampage, Joe Boxer, Waverly, Fieldcrest and Umbro indefinite-lived trademarks.

Operating Income and Adjusted EBITDA (1):

Adjusted EBITDA is a non-GAAP metric, and a reconciliation table is included below.

Operating income for the first quarter of 2021 was $25.3 million, as compared to operating loss of $4.9 million for the first quarter of 2020.  The first quarter 2020 results include $13.7 million of charges related to impairments. Adjusted EBITDA in the first quarter of 2021 was $11.9 million, which represents operating income of $25.3 million excluding net adjustments of $13.4 million.  Adjusted EBITDA in the first quarter of 2020 was $11.6 million, which represents operating loss of $4.9 million excluding net charges of $16.5 million.  The change period over period in Adjusted EBITDA was primarily as a result of reduced revenue largely driven by the impact of the COVID-19 pandemic on our business, offset by reduced expenses driven by the Company’s cost reduction initiative resulting in a higher Adjusted EBITDA margin. Refer to footnote 1 below for a full detailed reconciliation of operating income to Adjusted EBITDA.

Note: All items in the following tables are attributable to the Company’s interest in its subsidiaries and joint ventures, as applicable, and exclude the results related to any non-controlling interest in such entities. Certain numbers may not add due to rounding.

Adjusted EBITDA by Segment (1)	For the Three Months Ended March 31,
(000's)	2021	2020	% Change

Women's	$3,772	$5,549	-32%
Men's	3,285	2,414	36%
Home	1,829	2,564	-29%
International	6,343	5,911	7%
Corporate	(3,309)	(4,826)	31%
Adjusted EBITDA	$11,920	$11,612	3%

Adjusted EBITDA Margin (2)	50%	42%

Interest Expense and Other Income (Loss), net:

Interest expense in the first quarter of 2021 was $14.7 million as compared to $17.1 million in the first quarter of 2020. The decrease in interest expense was primarily the result of the year over year reduction in debt as a result of repayments required upon the sale of certain trademarks of the Company. In the first quarter of 2021, Other income (loss) was s loss of $2.8 million as compared to income of $0.8 million in the first quarter of 2020.  This result is primarily from the Company's accounting for the 5.75% Convertible Notes, which requires recording the fair value of this debt at the end of each period with any change from the prior period accounted for as other income or loss in the respective period's consolidated income statement.

Provision for Income Taxes:

The effective income tax rate for the first quarter of 2021 was 24.6%, which resulted in a $2.3 million income tax expense, as compared to an effective income tax rate of 0.0% in the first quarter of 2020, which resulted in a $0.0 million income tax benefit. The increase in income tax expense is a result of an increase in foreign taxes for the first quarter of 2021 and a tax benefit in the first quarter of 2020 related to the CARES Act.

GAAP Net Income (Loss) and GAAP Diluted EPS:

GAAP net (income)loss attributable to Iconix for the first quarter of 2021 reflected a net income of $4.2 million, compared to a net loss of $21.8 million for the first quarter of 2020. GAAP diluted EPS for the first quarter of 2021 reflected income of $0.26 per share, compared to a loss of $1.89 per share for the first quarter of 2020.

Exhibit 99.1

Adjusted EBITDA (1):

Adjusted EBITDA for the first quarter of 2021 was $11.9 million, compared to $11.6 million for the first quarter of 2020.

Adjusted EBITDA: (1)
(000's)	For the Three Months Ended March 31,
	2021	2020	% Change

GAAP Operating Income (Loss)	$25,273	$(4,850)
Add:
stock-based compensation expense	139	172
depreciation and amortization	298	273
contract asset write offs, net	29	2
impairment charges	-	13,733
gain on sale of trademarks and investments	(14,959)	-
special charges	3,894	3,536
non-controlling interest	(2,751)	(825)
non-controlling interest related to D&A and impairment	(3)	(429)
	(13,353)	16,462

Adjusted EBITDA	$11,920	$11,613	3%
Adjusted EBITDA Margin (2)	50%	42%

Balance Sheets and Liquidity: (unaudited)

(000's)	March 31, 2021	December 31, 2020
Cash Summary:
Unrestricted Domestic, Canada and China (Wholly Owned)	$32,941	$29,477
Unrestricted Luxembourg (Wholly Owned)	8,159	12,832
Unrestricted in consolidated JV's	7,084	7,488
Restricted Cash	14,166	9,380
Total Cash	$62,350	$59,177

Debt Summary:
Senior Secured Notes due January 2043*	$315,566	$317,856
Variable Funding Note due January 2043	100,000	100,000
5.75% Convertible Notes due August 2023	94,430	94,430
Senior Secured Term Loan due August 2022	83,191	99,862
Payroll Protection Plan Loan	1,307	1,307
Total Debt (Face Value)	$594,494	$613,455

*- The legal final maturity of the Securitization Notes is in January of 2043, as the Company did not repay or refinance the Securitization Notes prior to the anticipated repayment date. Therefore, beginning in January 2020, the Company is no longer required to make previously designated contractual principal payments. Future principal payments are formulaically based on a percentage of receipts of royalty revenue, and as such are subject to market factors outside of the Company’s control. There can be no assurance that all or any future principal payments projected for the Senior Secured Notes will be made in accordance with the projections provided.

Exhibit 99.1

Fiscal 2021 Outlook

Due to the impact that COVID-19 is having across the globe, and the rapid and continuous economic developments, we are not providing guidance for fiscal year 2021 at this time. The impact of COVID-19 on our business could be material to our operating results, cash flows and financial condition. Due to the evolving and uncertain nature of this situation, we are not able to estimate the full extent of the impact on Iconix’s operating results, cash flows and financial condition. We will provide additional updates as the situation warrants.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE'S ®, BONGO ®, JOE BOXER ®, RAMPAGE ®, MUDD ®, MOSSIMO ®, LONDON FOG ®, OCEAN PACIFIC ®, DANSKIN ®, ROCAWEAR ®, CANNON ®, ROYAL VELVET ®, FIELDCREST ®, CHARISMA ®, STARTER ®, WAVERLY ®, ZOO YORK ®, UMBRO ®, LEE COOPER ®, ECKO UNLTD. ®, MARC ECKO ®, ARTFUL DODGER ®, and HYDRAULIC®. In addition, Iconix owns interests in the MATERIAL GIRL ®, ED HARDY ®, TRUTH OR DARE ®, MODERN AMUSEMENT ®, BUFFALO ® and PONY ® brands. The Company licenses its brands to a network of retailers and manufacturers. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and brand loyalty.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company's beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company's beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company's business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company's ability to control or predict. Important factors that could cause the Company's actual results to differ materially from those indicated in the forward-looking statements include, among others: the occurrence of any strategic transaction and the impact of any potential strategic transaction, including acquisitions or dispositions, the ability of the Company's licensees to maintain their license agreements or to produce and market products bearing the Company's brand names, the Company's ability to retain and negotiate favorable licenses, the Company's ability to meet its outstanding debt obligations, the impact of COVID-19 on our and our licensees’ business, results of operations, financial condition and liquidity and the impact of COVID-19 on global production, manufacturing, distribution and sales and the events and risks referenced in the sections titled "Risk Factors" in the Company's Annual Report on Form 10‑K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10‑Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

Media contact:
John T. McClain
Executive Vice President and Chief Financial Officer
Iconix Brand Group, Inc.
jmcclain@iconixbrand.com

212-730-0030

Exhibit 99.1

Unaudited Consolidated Statements of Operations

(000’s, except earnings per share data)

	For the Three Months Ended March 31,
	2021	2020
Licensing revenue	$23,634	$27,951
Selling, general and administrative expenses	13,094	17,150
Depreciation and amortization	298	273
Equity (earnings) loss on joint ventures	(72)	1,645
Gain on sale of trademarks	(14,959)	—
Trademark impairment	—	13,733
Operating income (loss)	25,273	(4,850)
Other expenses (income):
Interest expense	14,655	17,056
Interest income	—	(40)
Other loss (income), net	2,777	(795)
Foreign currency translation gain	(1,359)	(65)
Other expenses – net	16,073	16,156
Income (loss) before income taxes	9,200	(21,006)
Provision (Benefit) for income taxes	2,261	(5)
Net income (loss)	6,939	(21,001)
Less: Net income attributable to non-controlling interest	2,751	825
Net income (loss) attributable to Iconix Brand Group, Inc.	$4,188	$(21,826)

Earnings (loss) per share:
Basic	$0.30	$(1.89)
Diluted	$0.26	$(1.89)
Weighted average number of common shares outstanding:
Basic	13,805	11,772
Diluted	31,628	11,772

Exhibit 99.1

Footnotes

(1) Adjusted EBITDA is a non-GAAP financial measure, which represents operating income excluding stock-based compensation (benefit) expense, depreciation and amortization, impairment charges, special charges related to potential settlement and professional fees incurred as a result of cooperation with the Staff of the SEC, the SEC and related SDNY investigations, internal investigations, the previously disclosed class action and derivative litigations and costs related to the exploration of strategic alternatives. The Company believes Adjusted EBITDA is a useful financial measure in evaluating its financial condition because it is more reflective of the Company's business purpose, operations and cash expenses.  Uses of cash flows that are not reflected in Adjusted EBITDA include interest payments and debt principal repayments, which can be significant.  As a result, Adjusted EBITDA should not be considered as a measure of our liquidity.  Other companies that provide Adjusted EBITDA information may calculate EBITDA and Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Adjusted EBITDA Reconciliation For the Three Months Ended March 31, (1):
	GAAP Operating Income		Impairment Charges		Special Charges		Gain on sale of Trademarks & Investments		Depreciation & Amortization		Stock Compensation		Contract Asset Impairment		Non-controlling Interest, net		Adjusted EBITDA
($, 000s)	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Women's	3,772	(1,143)	-	6,689	-	-	-	-	-	-	-	-	-	3	-	-	3,772	5,549
Men's	4,812	3,807	-	104	-	607	-	-	-	4	-	-	-	-	(1,527)	(2,108)	3,285	2,414
Home	1,829	(811)	-	3,369	-	-	-	-	-	-	-	1	-	5	-	-	1,829	2,564
International	7,780	1,841	-	3,548	-	-	-	-	69	67	-	2	29	(6)	(1,535)	459	6,343	5,911
Corporate	7,080	(8,544)	-	23	3,894	2,929	(14,959)	-	229	202	139	169	-	-	308	395	(3,309)	(4,826)
Total Income	25,273	(4,850)	-	13,733	3,894	3,536	(14,959)	-	298	273	139	172	29	2	(2,754)	(1,254)	11,920	11,612

(2) Adjusted EBITDA margin is a non-GAAP financial measure, which represents Adjusted EBITDA as a percentage of revenue.  The Company believes Adjusted EBITDA margin is a useful financial measure in evaluating its financial condition because it is more reflective of the Company's business purpose, operations and cash expenses.  Uses of cash flows that are not reflected in Adjusted EBITDA margin include interest payments and debt principal repayments, which can be significant.  As a result, Adjusted EBITDA margin should not be considered as a measure of our liquidity.  Other companies that provide Adjusted EBITDA margin information may calculate EBITDA margin and Adjusted EBITDA margin differently than we do. The definition of Adjusted EBITDA margin may not be the same as the definitions used in any of our debt agreements.